UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2018

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Information

On July 11, 2018, LendingTree, LLC (“Buyer”), a wholly-owned subsidiary of LendingTree, Inc. (the “Company”), entered into a Stock Purchase Agreement with Student Loan Hero, Inc., a Delaware corporation (“Student Loan Hero”), all of the shareholders of Student Loan Hero (collectively, the “Sellers”), Max Spiegel, and Fortis Advisors, LLC as the Securityholder Representative. Student Loan Hero operates a personal finance website dedicated to helping student loan borrowers manage their student debt.

Subject to the terms and conditions of the Stock Purchase Agreement, at the closing of the transaction, Buyer will pay $60 million of cash consideration to the Sellers, subject to adjustments for working capital and transaction expenses, in exchange for all of the equity interests of Student Loan Hero. A portion of such cash consideration will be deposited into escrow to secure the Sellers’ obligations under the Stock Purchase Agreement to make certain indemnification and purchase price adjustment payments. The closing of the transaction is subject to customary closing conditions, including the receipt of certain third party consents.

The Company issued a press release announcing the Stock Purchase Agreement on July 13, 2018, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release issued on July 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2018

LENDINGTREE, INC.

	By:	/s/ Katharine Pierce
Katharine Pierce
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued on July 13, 2018.